                                                                    EXHIBIT 10.2


                              102 OPTION AGREEMENT

                              ("OPTION AGREEMENT")

               Made and entered into as of the __ of _________ _____

                                 By and between

                         XACCT TECHNOLOGIES (1997) LTD.
                                 ("THE COMPANY")

                          an Israeli Company located at
                                 31 Lechi Street
                             Bnei-Brak, Israel 51200

                                OF THE FIRST PART

                                       AND

                              _____________________

                                       ID#

                                ("THE OPTIONEE")
                               OF THE SECOND PART


                                    PREAMBLE

WHEREAS In 23-July-1998, the Company adopted its Option Plan, a copy of which is attached hereto as EXHIBIT A, forming an integral part hereof; and

WHEREAS The Company has determined that the Optionee be granted an Options under the Option Plan to buy Shares of the Company, and the Optionee has agreed to such grant, all upon the terms and subject to the conditions hereinafter provided.

NOW, THEREFORE, it is agreed as follows:

1.   PREAMBLE AND DEFINITIONS

     1.1 The preamble to this Option Agreement constitutes an integral part hereof.

     1.2 Unless otherwise defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Option Plan.

2.   GRANT OF OPTION

     2.1 The Company hereby grants the Optionee Options in a number set forth in Section 2 of EXHIBIT B hereto (THE OPTION(S)), subject in each case to the vesting schedule thereof. Each Option is exercisable for one Ordinary Share of a nominal value of NIS 0.01 (THE SHARE), at a price per Ordinary Share as set forth in Section 3 of Exhibit B (THE OPTION PRICE), in each case upon the terms and subject to the conditions as set forth herein. Each Share shall be allocated from the total number of shares reserved from of the Company's authorized share capital for the Option Plan.

          The Option Price will be paid in NIS in accordance with the representative rate of exchange of the U.S. dollar, published by the Bank of Israel and known on the date of giving the notice of exercise (as set forth in Section 5.1 hereinafter).

     2.2 The Optionee is aware that the Company intends to issue additional shares in the future to various entities and individuals, as the Company in its sole discretion shall determine.

3.   PERIOD OF OPTION AND CONDITIONS OF EXERCISE

     3.1 The terms of this Option Agreement shall commence on the date hereof (THE DATE OF GRANT) and terminate at the Expiration Date (as defined in Section 6 below), or at the time at which the Option is completely terminated pursuant to the terms of the Option Plan or pursuant to this Option Agreement.

     3.2 The Options may be exercised by the Optionee in whole at any time or in part from time to time, as determined by the Board, and to the extent that the Options become vested and exercisable, prior to the Expiration Date, and provided that, subject to the provisions of
          Section 3.4 below, the Optionee is an employee of the Company or any of its subsidiaries, at all times during the period beginning with the granting of the Option and ending upon the date of exercise.

     3.3 Subject to the provisions of Section 3.4 below, in the event of termination of the Optionees employment with the Company or any of its subsidiaries, all Options granted to him or her will immediately be expired. A notice of termination of employment by either the Company or the Optionee shall be deemed to constitute termination of employment.

     3.4 Notwithstanding anything to the contrary hereinabove, an Option may be exercised after the date of termination of Optionee's employment with the Company or any subsidiary of the Company during an additional period of time beyond the date of such termination, but only with respect to the number of Options already vested at the time of such termination according to the vesting periods of the Options, set forth in Section 4 below, if: (i) prior to the date of such termination, the Committee shall authorize an extension of the terms of all or part of the Options beyond the date of such termination for a period not to exceed the period during which the Options by their terms would otherwise have been exercisable, (ii) termination is without Cause (as defined below), in which event any Options still in force and unexpired may be exercised within a period of 90 (ninety) days from the date of such termination, but only with respect to the number of shares purchasable at the time of such termination, according to the vesting periods of the Options, (iii) termination is the result of death or disability of the Optionee, in which event any Options still in force and unexpired may be exercised within a period of 3 (three) months from the date of termination, but only with respect to the number of Options already vested at the time of such termination according to the vesting periods of the Options. The term CAUSE shall mean any action, omission or state of affairs related to the Optionee which the Committee or the Board decides, in its sole discretion, is against the best interests of the Company.

     3.5 The Options may be exercised only to purchase whole Shares, and in no case may a fraction of a Share be purchased. If any fractional Shares would be deliverable upon exercise, such fraction shall be rounded up one-half or more, or otherwise rounded down, to the nearest whole number.

4.   VESTING

     Subject to the requirements as to the number of Shares for which an Option is exercisable, as set forth in Section 2.1 above, Options shall vest (i.e., Options shall become exercisable) at the dates set forth in Section 6 of Exhibit B hereto.

5.   METHOD OF EXERCISE

     5.1 Options shall be exercised by the Optionee by giving written notice to the Company, in such form and method as may be determined by the Company and the Trustee (THE EXERCISE NOTICE), which exercise shall be effective upon receipt of such notice by the Company at its principal office. The notice shall specify the number of Shares with respect to which the Option is being exercised.

     5.2 The Shares shall be issued to the Trustee and be held by the Trustee in accordance with the provisions of Section 5 of the Option Plan. The Trustee will transfer the Shares to the Optionee upon demand but in no event earlier than two years (24 months) from Date of Grant. If any law or regulation requires the Company to take any action with respect to the Shares so demanded before the issuance thereof, then the date of their issuance shall be extended for the period necessary to take such action. The Optionee hereby authorizes the Trustee to sign an agreement with the Company whereby Shares will not be transferred without deduction of taxes at source. The Optionee hereby undertakes to exempt the Trustee from any liability in respect of any action or decision duly taken and BONA FIDE executed in relation with the Option Plan, or any Option or Share granted to him or her thereunder.

6.   TERMINATION OF OPTION

     6.1 Except as otherwise stated in this Option Agreement, the Options, to the extent not previously exercised, shall terminate forthwith upon the earlier of: (i) the date set forth in Section 4 of Exhibit B hereto; and (ii) the expiration of any extended period in any of the events set forth in Section 3.4 above (and such earlier date shall be hereinafter referred to as THE EXPIRATION DATE).

     6.2 Without derogating from the above, the Committee may, with the prior written consent of the Optionee, from time to time cancel all or any portion of the Options then subject to exercise, and the Company's obligation in respect of such Options may be discharged by (i) payment to the Optionee of an amount in cash equal to the excess, if any, of the fair market value of the Shares pertaining to such canceled Options, at the date of such cancellation, over the aggregate purchase price of such Shares; (ii) the issuance or transfer to the Optionee of Shares of the Company with a fair market value at the date of such transfer equal to any such excess; or (iii) a combination of cash and Shares with a combined value equal to any such excess, all determined by the Committee in its sole discretion.

7.   ADJUSTMENTS

     7.1 If the Company is separated, reorganized, merged, consolidated or amalgamated with or into another corporation while unexercised Options remain outstanding under the Option Plan, there shall be substituted for the Shares subject to the unexercised portions of such outstanding Options an appropriate number of shares of each class of shares or other securities of the separated, reorganized, merged, consolidated or amalgamated corporation which were distributed to the shareholders of the Company in respect of such shares, and appropriate adjustments shall be made in the purchase price per share to reflect such action. However, subject to any applicable law, in the event the successor corporation does not agree to assume the award as aforesaid, the Vesting Period a set forth in section 4 above shall be accelerated so that any unexercisable or unvested portion of the outstanding Options shall be immediately exercisable and vested in full as of the date ten
          (10) days prior to the date of the change in control.

     7.2 If the Company is liquidated or dissolved while unexercised Options remain outstanding, then all such outstanding Options may be exercised in full by the Optionee as of the effective date of any such liquidation or dissolution of the Company without regard to the installment exercise provisions hereof, by the Optionee giving notice in writing to the Company of his or her intention to so exercise.

     7.3 If the outstanding shares of the Company shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination or exchange of shares, re-capitalization, or any other like event by or of the Company, and as often as the same shall occur, then the number, class and kind of Shares subject to the Option therefore granted, and the Option Price, shall be appropriately and equitably adjusted so as to maintain the proportionate number of Shares without changing the aggregate Option Price; provided, however, that no adjustment shall be made by reason of the distribution of subscription rights on outstanding shares, all as will be determined by the Board whose determination shall be final.

     7.4 Anything herein to the contrary notwithstanding, if prior to the completion of the IPO, all or substantially all of the shares of the Company are to be sold, or upon a merger or reorganization or the like, the shares of the Company, or any class thereof, are to be exchanged for securities of another Company, then in such event, the Optionee shall be obliged to sell or exchange (in accordance with the value of his or her Shares in accordance to the transaction) as the case may be, the Shares such Optionee purchased hereunder, in accordance with the instructions then issued by the Board, which will be given according to the decided upon policy concerning Optionees under the Option Plan.

8.   RIGHTS PRIOR TO EXERCISE OF OPTION; LIMITATIONS AFTER PURCHASE OF SHARES

     8.1 Subject to the provisions of Section 8.2 below, the Optionee shall not have any of the rights or privileges of shareholders of the Company in respect of any Shares purchasable upon the exercise of any part of an Option unless and until, following exercise but in case of Options and Shares held by the Trustee, subject always to the provisions of section 5 of the Option Plan, registration of the Optionee as holder of such Shares in the Companies register of members.

     8.2 With respect to all Shares (in contrary to unexercised Options) issued upon the exercise of Options purchased by the Optionee and held by the Trustee, the Optionee shall be entitled to receive dividends in accordance with the quantity of such Shares, and subject to any applicable taxation on distribution of dividends. During the period in which Shares issued to the Trustee on behalf of a Optionee are held by the Trustee, the cash dividends paid with respect thereto shall be paid directly to the Optionee.

     8.3 No Option exercisable hereunder, whether fully paid or not, shall be assignable, transferable or given as collateral or any right with respect to them given to any third party whatsoever, and during the lifetime of the Optionee each and all of the Optionee's rights to purchase Shares hereunder shall be exercisable only by the Optionee.

          As long as the Shares are held by the Trustee in favor of the Optionee, then all rights the Optionee possesses over the Shares are personal, can not be transferred, assigned, pledged or mortgaged, other than by will or laws of descent and distribution.

          Any action or dealing in contravention of the prohibitions set forth in this Section 8.3 whether present or future, direct or indirect, shall be null and void.

     8.4 Until the consummation of an IPO, Shares shall be voted by a proxy pursuant to the directions of the Board, such proxy to be to the person or persons designated by the Board. A copy of the proxy is attached hereto as Exhibit "C".

     8.4 Optionee acknowledges that once the Company's shares will be traded in any public market, his or her right to sell his or her Shares may be subject to some limitations, as set forth by the Companies underwriters. In such event, the Optionee will unconditionally agree to any such limitations.

     8.5 The Optionee shall not dispose of any Shares in transactions which violate, in the opinion of the Company, any applicable rules and regulations.

     8.6 The Optionee agrees that the Company shall have the authority to endorse upon the certificate or certificates representing the Shares such legends referring to the foregoing restrictions, and any other applicable restrictions, as it may deem appropriate (which do not violate the Optionee's rights according to this Option Agreement).

9.   SHARES SUBJECT TO RIGHT OF FIRST REFUSAL

     9.1 Notwithstanding anything to the contrary in the Articles of Association of the Company, the Optionee shall not have a right of first refusal in relation with any sale, transfer or allotment of shares in the Company.

     9.2 Until such time as the Company shall effectuate an IPO, the sale of Shares issuable upon exercise of an Option, by the Optionee, shall be subject to a right of first refusal on the part of the Company's existing Founders, as defined in the Articles of Association of the Company in effect in July 1998 (save, for the avoidance of doubt, for other Optionees who already exercised their Options), PRO RATA in accordance with their shareholding, by the Optionee giving a notice of sale (THE NOTICE) to the Company who will forward the Notice to the Founders.

          The notice shall specify the number of Shares offered for sale, the price per Share and the payment terms. The Founders will be entitled for 30 days from the day of receipt of the Notice ("THE 30 DAYS PERIOD"), to purchase all or part of the offered Shares, PRO RATA in accordance with their shareholding. If by the end of the 30 Days Period not all of the offered Shares have been purchased by the Founders, the Optionee will be entitled to sell such Shares at any time during the 90 days following the end of the 30 Days Period on terms not more favorable than those set out in the Notice.

10.  GOVERNMENT REGULATIONS

     The Option Plan, and the granting and exercise of the Option thereunder, and the Company's obligation to sell and deliver Shares or cash under the Option, are subject to all applicable laws, rules and regulations, whether of the State of Israel or of the United States or any other state having jurisdiction over the Company and the Optionee, including the registration of the Shares under the United States Securities Act of 1933, and to such approvals by any governmental agencies or national securities exchanges as may required.

11.  CONTINUANCE OF EMPLOYMENT

     Nothing in this Option Agreement shall be construed to impose any obligation on the Company or a subsidiary thereof to continue the Optionee's employment with it, to confer upon the Optionee any right to continue in the employ of the Company or a subsidiary thereof, or to restrict the right of the Company or a subsidiary thereof to terminate such employment at any time.

12.  GOVERNING LAW & JURISDICTION

     This Option Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Israel applicable to contracts made and to be performed therein, without giving effect to the principles of conflict of laws. The competent courts of Tel-Aviv, Israel shall have sole and exclusive jurisdiction in any matters pertaining to this Agreement except as expressly set forth in Section 13 below.

13.  ARBITRATION

     Any dispute in relation with this Option Agreement and the exercise of rights thereunder, shall be brought to arbitration in front of a sole arbitrator to be chosen by the Company in its sole discretion, ("THE ARBITRATOR"), who shall decide on such dispute in accordance with the provisions of the Arbitration Law - 1968 and its schedules. Notwithstanding the aforesaid the Arbitrator shall be bound to apply the substantive law of the State of Israel in any arbitration proceeding. The decision of the Arbitrator shall be final and shall bind the Company and the Optionee.

14.  TAX CONSEQUENCES

     Any tax consequences arising from the grant or exercise of any Option, from the payment for Shares covered thereby or from any other event or act (of the Company, the Trustee or the Optionee), hereunder, shall be borne solely by the Optionee. The Company and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including the withholding of taxes at source. Furthermore, the Optionee shall agree to indemnify the Company and the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Optionee.

     The Committee and/or the Trustee shall not be required to release any Share certificate to an Optionee until all required payments have been fully made.

     The Optionee hereby declares that he or she will not transfer the Shares nor any other shares received subsequently following any realization of rights, by a way of tax - exempt transfer or a transfer under sections 104
     (a), 104 (b) or 97 (a) of the Israeli Income Tax Ordinance, New Version
     (1961).

15.  FAILURE TO ENFORCE NOT A WAIVER

     The failure of the any party to enforce at any time any provisions of this Option Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

16.  PROVISIONS OF THE OPTION PLAN

     The Options provided for herein are granted pursuant to the Option Plan, and said Options and this Option Agreement are in all respects governed by the Option Plan and subject to all of the terms and provisions whether such terms and provisions are incorporated in this Option Agreement solely by reference or are expressly cited herein.

     Any interpretation of this Option Agreement will be made in accordance with the Option Plan but in the event there is any contradiction between the provisions of this Option Agreement and the Option Plan, the provisions of this Option Agreement will prevail.

17.  BINDING EFFECT

     This Option Agreement shall be binding upon the heirs, executors, administrators, and successors of the parties hereof.

18.  NOTICES

     Any notice required or permitted under this Option Agreement shall be deemed to have been duly given if delivered, faxed or mailed, if delivered by certified or registered mail or return receipt requested, either to the Optionee at his or her address set forth above or such other address as he or she may designate in writing to the Company, or to the Company at the address set forth above or such other address as the Company may designate in writing to the Optionee, from time to time.

19.  ENTIRE AGREEMENT

     This Option Agreement exclusively concludes all the terms of the Optionee's Option Plan, and, subject to the provisions of Section 20 of the Option Plan, annuls and supersedes any other agreement, arrangement or understanding, whether oral or in writing, relating to the grant of options to the Optionee. Any change of any kind to this Option Agreement will be valid only if made in writing and signed by both the Optionee and the Company's authorized member and has received the approval of the Board.

IN WITNESS WHEREOF, the Company executed this Option Agreement in duplicate on the day and year first above written.

XaCCT Technologies (1997) Ltd.




By: Eric Gries




The undersigned hereby accepts, and agrees to, all terms and provisions of the foregoing Option Agreement.





------------
The Optionee

                                    EXHIBIT A




                         XACCT TECHNOLOGIES (1997) LTD.









                                    THE 1998
                          SECTION 102 SHARE OPTION PLAN

                         XACCT TECHNOLOGIES (1997) LTD.

                                    THE 1998
                          SECTION 102 SHARE OPTION PLAN

1.   NAME

     This 102 Share Option Plan, as amended from time to time, shall be known as the XaCCT Technologies (1997) Ltd. . 1998 Section 102 Share Option Plan ("THE OPTION PLAN").

2.   PURPOSE OF THE OPTION PLAN

     The Option Plan is intended as an incentive to retain, in the employ of XaCCT Technologies (1997) Ltd. ("THE COMPANY") and its subsidiaries, persons of training, experience, and ability, to attract new employees, whose services are considered valuable, to encourage the sense of proprietorship of such persons, and to stimulate the active interest of such persons in the development and financial success of the Company by providing them with opportunities to purchase shares in the Company, pursuant to the Option Plan approved by the board of directors of the company ("THE BOARD"), which is designed to benefit from, and is made pursuant to, the provisions of Section 102 of the Israeli Income Tax Ordinance (New Version) 1961 and any regulations, rules, orders of procedures promulgated thereunder ("SECTION 102") with respect to Options granted to employees of the Company pursuant to the Option Plan ("THE OPTIONS").

3.   ADMINISTRATION OF THE OPTION PLAN

     The Board or a share option committee appointed and maintained by the Board for such purpose ("THE COMMITTEE") shall have the power to administer the Option Plan. Notwithstanding the above, the Board shall automatically have a residual authority if no Committee shall be constituted or if such Committee shall cease to operate for any reason whatsoever.

     The Committee shall consist of such number of members (not less than two
     (2) in number) as may be fixed by the Board. The Committee shall select one of its members as its chairman ("THE CHAIRMAN") and shall hold its meetings at such times and places as the Chairman shall determine. The Committee shall keep records of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

     Any member of such Committee shall be eligible to receive Options under the Option Plan while serving on the Committee, unless otherwise specified herein.

     The Committee shall have full power and authority (i) to designate participants; (ii) to determine the terms and provisions of respective Option agreements (which need not be identical) including, but not limited to, the number of shares in the Company to be covered by each Option, provisions concerning the time or times when and the extent to which the Options may be exercised and the nature and duration of restrictions as to transferability or restrictions constituting substantial risk of forfeiture; (iii) to accelerate the right of an Optionee to exercise, in whole or in part, any previously granted Option; (iv) to interpret the provisions and supervise the administration of the Option Plan; and - (v) to determine any other matter which is necessary or desirable for, or incidental to administration of the Option Plan.

     The Committee shall have the authority to grant, in its discretion, to the holder of an outstanding Option, in exchange for the surrender and cancellation of such Option, a new Option having a purchase price equal to, lower than or higher than the purchase price provided in the Option so surrendered and canceled, and containing such other terms and conditions as the Committee may prescribe in accordance with the provisions of the Option Plan.

     All decisions and selections made by the Board or the Committee pursuant to the provisions of the Option Plan shall be made by a majority of its members except that no member of the Board or the Committee shall vote on, or be counted for quorum purposes, with respect to any proposed action of the Board or the Committee relating to any Option to be granted to that member. Any decision reduced to writing and signed by a majority of the members who are authorized to make such decision shall be fully effective as if it had been made by a majority at a meeting duly held.

     The interpretation and construction by the Committee of any provision of the Option Plan or of any Option thereunder shall be final and conclusive unless otherwise determined by the Board.

     Subject to the Company decision, each member of the Board or the Committee shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him or her, or any liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Option Plan unless arising out of such member's own fraud or bad faith, to the extent permitted by applicable law. Such indemnification shall be in addition to any rights of indemnification the member may have as a director or otherwise under the Company's Articles of Association, any agreement, any vote of shareholders or disinterested directors, insurance policy or otherwise.

4.   DESIGNATION OF PARTICIPANTS

     The persons eligible for participation in the Option Plan as recipients of Options shall include any employees of the Company or of any subsidiary of the Company. The grant of an Option hereunder shall neither entitle the recipient thereof to participate nor disqualify him from participating in, any other grant of Options pursuant to this Option Plan or any other option or share plan of the Company or any of its affiliates.

     Anything in the Option Plan to the contrary notwithstanding, all grants of Options to directors and office holders ("Nosei Misra" - as such term is defined in the Companies Ordinance (New Version), 1983 - "THE COMPANIES ORDINANCE") shall be authorized and implemented only in accordance with the provisions of the Companies Ordinance, as in effect from time to time.

5.   TRUSTEE

     The Options which shall be granted to employees of the Company and/or any Shares (as defined below) issued upon exercise of such Options and/or other shares received subsequently following any realization of rights, shall be issued to a Trustee nominated by the Committee, and approved in accordance with the provisions of Section 102 ("THE TRUSTEE") and held for the benefit of the Optionees for a period of not less than two years (24 months) from the date of grant.

     Anything to the contrary notwithstanding, the Trustee shall not release any Options and/or any Shares issued upon exercise of Options, prior to the full payment of the Optionee's tax liabilities arising from Options which were granted to him or her and/or any Shares issued upon exercise of such Options.

     Upon receipt of the Option, the Optionee will sign an undertaking to exempt the Trustee from any liability in respect of any action or decision duly taken and BONA FIDE executed in relation with the Option Plan, or any Option or Share granted to him or her thereunder.

6.   SHARES RESERVED FOR THE OPTION PLAN; RESTRICTION THEREON

     6.1 Subject to adjustments as set forth in Section 8 below, a total of 80,000 Ordinary Shares, of NIS 0.01 n.v. each ("THE SHARES") shall be subject to the Option Plan. The Shares subject to the Option Plan are hereby reserved for such purpose in the authorized share capital of the Company and may only be issued in terms hereof. Any of such Shares which may remain unissued and which are not subject to outstanding Options at the termination of the Option Plan shall cease to be reserved for the purpose of the Option Plan, but until termination of the Option Plan the Company shall at all times reserve sufficient number of Shares to meet the requirements of the Option Plan. Should any Option for any reason expire or be canceled prior to its exercise or relinquishment in full, the Shares therefore subject to such Option may again be subjected to an Option under the Option Plan.

     6.2 An employee who purchased Shares hereunder upon exercise of Options shall have no voting rights as a shareholder (in any and all matters whatsoever) until the consummation of a public offering of the Company's shares (the "IPO"). Until an IPO, such Shares shall be voted by a proxy pursuant to the directions of the Board, such proxy to be to the person or persons designated by the Board. All Shares issued upon exercise of the Options shall entitle the holder thereof to receive dividends and other distributions thereon.

7.   OPTION PRICE

     7.1 The purchase price of each Share subject to an Option or any portion thereof shall be determined by the Committee in its sole and absolute discretion in accordance with applicable law, subject to any guidelines as may be determined by the Board from time to time.

     7.2 The Option price shall be payable upon the exercise of the Option in a form satisfactory to the Committee and conforming Section 102, including without limitation, by cash or check. The Committee shall have the authority to postpone the date of payment on such terms as it may determine.

8.   ADJUSTMENTS

     Upon the occurrence of any of the following described events, Optionee's rights to purchase Shares under the Option Plan shall be adjusted as hereafter provided:

     8.1 If the Company is separated, reorganized, merged, consolidated or amalgamated with or into another corporation while unexercised Options remain outstanding under the Option Plan, there shall be substituted for the Shares subject to the unexercised portions of such outstanding Options an appropriate number of shares of each class of shares or other securities of the separated, reorganized, merged, consolidated or amalgamated corporation which were distributed to the shareholders of the Company in respect of such shares, and appropriate adjustments shall be made in the purchase price per share to reflect such action. However, subject to any applicable law, in the event the successor corporation does not agree to assume the award as aforesaid, the Vesting Period a set forth in section 4 above shall be accelerated so that any unexercisable or unvested portion of the outstanding Options shall be immediately exercisable and vested in full as of the date ten
          (10) days prior to the date of the change in control.

     8.2 If the Company is liquidated or dissolved while unexercised Options remain outstanding under the Option Plan, then all such outstanding Options may be exercised in full by the Optionees as of the effective date of any such liquidation or dissolution of the Company without regard to the installment exercise provisions of Section 9(2), by the Optionees giving notice in writing to the Company of their intention to so exercise.

     8.3 If the outstanding shares of the Company shall at anytime be changed or exchanged by declaration of a share dividend, share split, combination or exchange of shares, recapitalization, or any other like event by or of the Company, and as often as the same shall occur, then the number, class and kind of Shares subject to this Option Plan or subject to any Options therefore granted, and the Option prices, shall be appropriately and equitably adjusted so as to maintain the proportionate number of Shares without changing the aggregate Option price, provided, however, that no adjustment shall be made by reason of the distribution of subscription rights on outstanding shares. Upon happening of any of the foregoing, the class and aggregate number of Shares issuable pursuant to the Option Plan (as set forth in Section 6 hereof), in respect of which Options have not yet been exercised, shall be appropriately adjusted, all as will be determined by the Board whose determination shall be final.

     8.4 Anything herein to the contrary notwithstanding, if prior to the completion of an initial public offering of the Company's securities
          (IPO), all or substantially all of the shares of the Company are to be sold, or upon a merger or reorganization or the like, the shares of the Company, or any class thereof, are to be exchanged for securities of another Company, then in such event, each Optionee shall be obliged to sell or exchange, as the case may be, the shares such Optionee purchased under the Option Plan, in accordance with the instructions then issued by the Board whose determination shall be final.

9.   TERM AND EXERCISE OF OPTIONS

     9.1 Options shall be exercised by the Optionee by giving written notice to the Company, in such form and method as may be determined by the Company and the Trustee and conforming Section 102, which exercise shall be effective upon receipt of such notice by the Company at its principal office. The notice shall specify the number of Shares with respect to which the Option is being exercised.

     9.2 Each Option granted under this Option Plan shall be exercisable following the exercise dates and for the number of Shares as shall be provided in Exhibit B to the Option Agreement. However no Option shall be exercisable after the Expiration Date, as defined for each Optionee in his or her Option Agreement.

     9.3 Options granted under the Option Plan shall not be transferable by Optionees other than by will or laws of descent and distribution, and during an Optionee's lifetime shall be exercisable only by that Optionee.

     9.4 The Options may be exercised by the Optionee in whole at any time or in part from time to time, to the extent that the Options become vested and exercisable, prior to the Expiration Date, and provided that, subject to the provisions of Section 9.6 below, the Optionee is an employee of the Company or any of its subsidiaries, at all times during the period beginning with the granting of the Option and ending upon the date of exercise.

     9.5 Subject to the provisions of Section 9.6 below, in the event of termination of Optionee's employment with the Company or any of its subsidiaries, all Options granted to him or her will immediately be expired. A notice of termination of employment shall be deemed to constitute termination of employment.

     9.6 Notwithstanding anything to the contrary hereinabove, an Option may be exercised after the date of termination of Optionee's employment with the Company or any subsidiary of the Company during an additional period of time beyond the date of such termination, but only with respect to the number of Options already vested at the time of such termination according to the vesting periods of the Options set forth in Section 4 of such Optionee's Option Agreement, if: (i) prior to the date of such termination, the Committee shall authorize an extension of the terms of all or part of the Options beyond the date of such termination for a period not to exceed the period during which the Options by their terms would otherwise have been exercisable; (ii) termination is without Cause (as defined below), in which event any Options still in force and unexpired may be exercised within a period of ninety (90) days from the date of such termination, but only with respect to the number of shares purchasable at the time of such termination, according to the vesting periods of the Options; (iii) termination is the result of death or disability of the Optionee, in which event any Options still in force and unexpired may be exercised within a period of three (3) months from the date of termination, but only with respect to the number of Options already vested at the time of such termination according to the vesting periods of the Options. The term "CAUSE" shall mean any action, omission or state of affairs related to the Optionee which the Committee or the Board decides, in its sole discretion, is against the best interests of the Company.

     9.7 Subject to the provisions of Section 10 below, the holders of Options shall not have any of the rights or privileges of shareholders of the Company in respect of any Shares purchasable upon the exercise of any part of an Option unless and until, following exercise but subject always to the provisions of Section 5 above, registration of the Optionee as holder of such Shares in the Companies register of members.

     9.8 Any form of Option agreement authorized by the Option Plan may contain such other provisions as the Committee may, from time to time, deem advisable. Without limiting the foregoing, the Committee may, with the consent of the Optionee, from time to time cancel all or any portion of any Option then subject to exercise, and the Company's obligation in respect of such Option may be discharged by (i) payment to the Optionee of an amount in cash equal to the excess, if any, of the Fair Market Value of the Shares at the date of such cancellation subject to the portion of the Option so canceled over the aggregate purchase price of such Shares, (ii) the issuance or transfer to the Optionee of Shares of the Company with a Fair Market Value at the date of such transfer equal to any such excess, or (iii) a combination of cash and shares with a combined value equal to any such excess, all as determined by the Committee in its sole discretion.

10.  SHARES SUBJECT TO RIGHT OF FIRST REFUSAL

     10.1 Notwithstanding anything to the contrary in the Articles of Association of the Company, none of the Optionees shall have a right of first refusal in relation with any sale, transfer or allotment of shares in the Company.

     10.2 Until such time as the Company shall effectuate an IPO, the sale of Shares issuable upon exercise of an Option, by the Optionee, shall be subject to a right of first refusal on the part of the Company's Founders, as defined in the Articles of Association of the Company in effect in July 1998 (save, for the avoidance of doubt, for other Optionees who already exercised their Options), PRO RATA in accordance with their shareholding, by the Optionee giving a notice of sale (THE NOTICE) to the Company who will forward the Notice to the Founders.

          The notice shall specify the Number of Shares offered for sale, the price per Share and the payment terms. The Founders will be entitled for 30 days from the day of receipt of the Notice ("THE 30 DAYS PERIOD"), to purchase all or part of the offered Shares, PRO RATA in accordance with their shareholding. If by the end of the 30 Days Period not all of the offered Shares have been purchased by the Founders, the Optionee will be entitled to sell such Shares at any time during the 90 days following the end of the 30 Days Period on terms not more favorable than those set out in the Notice.

11.  DIVIDENDS

     With respect to all Shares (in contrary to unexercised Options) issued upon the exercise of Options purchased by the Optionee and held by the Trustee, the Optionee shall be entitled to receive dividends in accordance with the quantity of such Shares, and subject to any applicable taxation on distribution of dividends. During the period in which Shares issued to the Trustee on behalf of a Optionee are held by the Trustee, the cash dividends paid with respect thereto shall be paid directly to the Optionee.

12.  ASSIGNABILITY AND SALE OF OPTIONS

     No Option, purchasable hereunder, whether fully paid or not, shall be assignable, transferable or given as collateral or any right with respect to them given to any third party whatsoever, and during the lifetime of the Optionee each and all of such Optionee's rights to purchase Shares hereunder shall be exercisable only by the Optionee.

     As long as the Shares are held by the Trustee in favor of the Optionee, than all rights the last possesses over the Shares are personal, can not be transferred, assigned, pledged or mortgaged, other than by will or laws of descent and distribution.

13.  TERM OF THE OPTION PLAN

     The Option Plan shall be effective as of the day it was adopted by the Board and shall terminate at the end of ___ years from such day of adoption.

14.  AMENDMENTS OR TERMINATION

     The Board may, at any time and from time to time, subject to the written consent of the Trustee, amend, alter or discontinue the Option Plan, except that no amendment or alteration shall be made which would impair the rights of the holder of any Option therefore granted, without his consent.

15.  GOVERNMENT REGULATIONS

     The Option Plan, and the granting and exercise of Options hereunder, and the obligation of the Company to sell and deliver Shares under such Options, shall be subject to all applicable laws, rules, and regulations, whether of the State of Israel or of the United States or any other State having jurisdiction over the Company and the Optionee, including the registration of the Shares under the United States Securities Act of 1933, and to such approvals by any governmental agencies or national securities exchanges as may be required.

16.  CONTINUANCE OF EMPLOYMENT

     Neither the Option Plan nor the Option Agreement with the Optionee shall impose any obligation on the Company or a subsidiary thereof, to continue any Optionee in its employ, and nothing in the Option Plan or in any Option granted pursuant thereto shall confer upon any Optionee any right to continue in the employ of the Company or a subsidiary thereof or restrict the right of the Company or a subsidiary thereof to terminate such employment at any time.

17.  GOVERNING LAW & JURISDICTION

     This Option Plan shall be governed by and construed and enforced in accordance with the laws of the State of Israel applicable to contracts made and to be performed therein, without giving effect to the principles of conflict of laws. The competent courts of Tel-Aviv, Israel shall have sole jurisdiction in any matters pertaining to this Option Plan except as expressly set forth in Section 18 below.

18.  ARBITRATION

     Any dispute in relation with this Option Plan and the exercise of rights thereunder, shall be brought to arbitration in front of a sole arbitrator to be chosen by the Company in its sole discretion, ("THE ARBITRATOR"), who shall resolve such dispute in accordance with the provisions of the Arbitration Law - 1968 and its schedules. Notwithstanding the aforesaid the Arbitrator shall be bound to apply the substantive law of the State of Israel in any arbitration proceeding. The decision of the Arbitrator shall be final and shall bind the Company and the Optionee.

19.  TAX CONSEQUENCES

     Any tax consequences arising from the grant or exercise of any Option, from the payment for Shares covered thereby or from any other event or act (of the Company, the Trustee or the Optionee), hereunder, shall be borne solely by the Optionee. The Company and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Optionee shall agree to indemnify the Company and the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Optionee.

     The Committee and/or the Trustee shall not be required to release any Share certificate to an Optionee until all required payments have been fully made.

20.  NON-EXCLUSIVITY OF THE OPTION PLAN

     The adoption of the Option Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangements or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of share Options otherwise then under the Option Plan, and such arrangements may be either applicable generally or only in specific cases. FOR THE AVOIDANCE OF DOUBT, PRIOR GRANT OF OPTIONS TO EMPLOYEES OF THE COMPANY UNDER THEIR EMPLOYMENT AGREEMENTS, AND NOT IN THE FRAMEWORK OF ANY PREVIOUS OPTION PLAN, SHALL NOT BE DEEMED AN APPROVED INCENTIVE ARRANGEMENT FOR THE PURPOSE OF THIS SECTION.

21.  MULTIPLE AGREEMENTS

     The terms of each Option may differ from other Options granted under the Option Plan at the same time, or at any other time. The Committee may also grant more than one Option to a given Optionee during the term of the Option Plan, either in addition to, or in substitution for, one or more Options previously granted to that Optionee.

                                    EXHIBIT B



                               TERMS OF THE OPTION

1.  Name of the Optionee:
                                     --------------------------------------

2.  Number of Options granted:
                                     --------------------------------------

3.  Price per Share:
                                     --------------------------------------

4.  Expiration Date:                 8 years from the date of grant
                                     --------------------------------------

5.  Date of Grant:
                                     --------------------------------------


6.  Vesting schedule

    ---------------------------------------------------------------------------
             % OF THE OPTIONS                       VESTING DATE
    ---------------------------------------------------------------------------

    ---------------------------------------------------------------------------
               6.25% Every 3 months, starting from the 3rd month from the Date of Grant, up to 100% full vesting that includes the part vested immediately
    ---------------------------------------------------------------------------


Employee Signature
                   ----------------------------

                                    EXHIBIT C

                                      PROXY

Mr. Eran Wagner and Mr. Limor Schweitzer, or any of them, with power of substitution in each, are hereby authorized to represent the undersigned at any and all general meetings of XaCCT Technologies (1997) Ltd. (the "Company") (including general meetings convened for the purpose of adopting extraordinary resolutions) and to vote thereat on any and all matters the same number of Ordinary Shares of the Company as the undersigned would be entitled to vote if then personally present.



-------------------------------------           -------------------------------
                NAME                                          DATE



                         -------------------------------
                                    SIGNATURE